Exhibit 99.1

NovAccess Global Announces $10.7 Million Financing

Establishes Strong Financial Base To Advance Development of Novel Cancer Immunotherapies

Cleveland, OH – January 2, 2024 -- NovAccess Global Inc. (OTCQB: XSNX), a biomedical company developing novel immunotherapies for brain tumor patients, today announced it entered into a securities purchase agreement with an affiliate of Sumner Global LLC (“Sumner”) for a total financing of $10.7 million.  Pursuant to the agreement, Sumner agreed to purchase 33.0 million newly issued shares of the Company’s unregistered common stock at  $0.11 per share, for a $3.63 million cash investment payable on or before January 31, 2024, subject to a financing contingency. In addition, Sumner agreed to make an additional investment of $7.05 million in the form of a convertible note in two tranches, with $3.05 million on February 15, 2024, and the remaining $4.0 million on March 15, 2024, subject to a financing contingency.  These notes are convertible into common shares at $0.11 per share.  Additional terms of the financing are included in the company’s Form 8-K filing with the U.S. Securities & Exchange Commission.

“About 20,000 patients are diagnosed with a malignant brain tumor each year in the US. The 15-18 month average survival of these patients highlights the need for new and less toxic treatments such as our new and potentially more effective form of immunotherapy, TLR-AD1. Our most significant financing to date allows us the opportunity to bring an exciting new and potentially more effective form of immunotherapy to malignant brain tumor patients, with the goal of substantially extending their survival but also improving their quality of life.  In just a few years the market to treat these patients is estimated to be well over a billion dollars.  These cancer patients need the hope and promise that novel immunotherapies bring.  Sumner shares our vision and realizes the potential of our novel cancer immunotherapies,” said NovAccess Global’s Chief Executive Officer Dr. Dwain K. Irvin.  Dr. Irvin added, “We are excited to be moving forward with Sumner in achieving our goal of improving the quality of care for cancer and neurological patients worldwide.”

Sumner is a global company that has created value across a diverse range of assets focusing on the procurement of products and services for governments and corporations around the world with an emphasis on healthcare and logistics.

Mr. David Sumner Chief Executive Officer of Sumner Global commented “Sumner Global is extremely excited about growing with NovAccess Global and increasing value for its shareholders. We look forward to supporting NovAccess Global’s  clinical goals its technology, immunotherapy, whilst at the same time introducing additional revenue generating opportunities that would be supportive to Sumner Global and its endeavors to support Governments around the world in the provision of Healthcare solutions for countries in times of crisis.”

About NovAccess Global

NovAccess Global is a biomedical company accelerating novel cancer diagnostics and therapeutics. Our goal is to discover, develop and bring to market novel and innovative medicine and medical devices to improve the quality of care for cancer and neurological patients.

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Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in the Company's disclosures or filings with the Securities Exchange Commission. You are further cautioned that penny stocks and stocks of smaller companies like NovAccess Global Inc. are inherently volatile and risky and that no investor should buy this stock unless they can afford the loss of their entire investment. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

Investor Relations Contact:

Jordan Darrow

Darrow Associates

631-766-4528

jdarrow@darrowir.com